As filed with the Securities and Exchange Commission on August 31, 2009
Registration No. 333-154391

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
Post-Effective Amendment No. 1
to
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
COEUR D’ALENE MINES CORPORATION
(Exact name of registrant as specified in its charter)

Idaho (State or other jurisdiction of incorporation or organization)	82-0109423 (I.R.S. Employer Identification No.)
400 Coeur d’Alene Mines Building
505 Front Avenue
Coeur d’Alene, Idaho 83814
(208) 667-3511
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Dennis E. Wheeler
Chairman of the Board and Chief Executive Officer
400 Coeur d’Alene Mines Building
505 Front Avenue
Coeur d’Alene, Idaho 83814
(208) 667-3511
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Steven R. Finley
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
(212) 351-4000

EXPLANATORY NOTE
     On October 17, 2008, Coeur d’Alene Mines Corporation (the “Company”) filed this automatic shelf registration statement (the “Registration Statement”) on Form S-3 (File No. 333-154391). As of March 2, 2009, the relevant determination date, the Company did not qualify as a well known seasoned issuer for continued use of the Registration Statement. Accordingly, the Company is filing this Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement to deregister all securities that were registered under the Registration Statement but remain unsold as of the date hereof. Because the Company believes that it is a well known seasoned issuer as of the date hereof, the Company intends to file a new automatic shelf registration statement on Form S-3 concurrently with the filing of this Post-Effective Amendment.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the registration statement on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho, on August 31, 2009.

COEUR D’ALENE MINES CORPORATION
By:	/s/ Dennis E. Wheeler
Dennis E. Wheeler
Chairman of the Board and Chief Executive Officer

POWERS OF ATTORNEY
     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dennis E. Wheeler Dennis E. Wheeler	Chairman of the Board of Directors, President, Chief Executive Officer and Director (Principal Executive Officer)	August 31, 2009

/s/ Mitchell J. Krebs Mitchell J. Krebs	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 31, 2009

/s/ Thomas T. Angelos Thomas T. Angelos	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 31, 2009

/s/ James J. Curran James J. Curran	Director	August 31, 2009

/s/ John H. Robinson John H. Robinson	Director	August 31, 2009

/s/ Robert E. Mellor Robert E. Mellor	Director	August 31, 2009

/s/ Timothy R. Winterer Timothy R. Winterer	Director	August 31, 2009

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Signature	Title	Date

/s/ J. Kenneth Thompson J. Kenneth Thompson	Director	August 31, 2009

/s/ Andrew Lundquist Andrew Lundquist	Director	August 31, 2009

/s/ Sebastian Edwards Sebastian Edwards	Director	August 31, 2009

/s/ L. Michael Bogert L. Michael Bogert	Director	August 31, 2009

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